                                   EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                      Three Months Ended     Six Months Ended
                                      September 30, 1997    September 30, 1997
                                      ------------------    ------------------
                                        1998      1997        1998       1997
                                      --------   -------    --------   -------
Net Income                            $ 51,236    29,279      94,051    67,540
                                      ========   =======     =======   =======

Weighted average shares outstanding    222,703   229,276     223,372   230,158

Reduction for common shares not yet
 released by Employee Stock
 Ownership Plan                         13,392    14,803      13,575    14,969
                                      --------   -------     -------   -------

Total weighted average common shares
 outstanding for basic computation     209,311   214,473     209,797   215,189
                                      ========   =======     =======   =======

Basic earnings per share              $    .25       .14         .45       .32
                                      ========   =======     =======   =======

Total weighted average common shares
 outstanding for basic computation     209,311   214,473     209,797   215,189

Common stock equivalents due to
 dilutive effect of stock options        4,028      -          3,838      -
                                      --------   -------     -------   -------

Total weighted average common shares
 and equivalents outstanding for
 diluted computation                   213,339   214,473     213,635   215,189
                                      ========   =======     =======   =======

Diluted earnings per share            $    .24       .14         .44       .32
                                      ========   =======     =======   =======

                                     -15-